UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 5, 2006

SOURCE PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-51241
(Commission File Number)

98-0443283
(IRS Employer Identification No.)

Suite 305 –1530 West 8th Avenue
Vancouver, British Columbia, V6J 5M6, Canada
(Address of principal executive offices and Zip Code)

(778) 863-2259
Registrant's telephone number, including area code

Red Sky Resources Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sales of Equity Securities

On July 5, 2006, we closed a private placement consisting of 4,003,327 units of our securities at a price of US$1.50 per unit for gross proceeds of $6,004,991. Each unit of the securities consists of one common share in the capital of our company and one common share purchase warrant, with one of such warrants entitling the holder thereof to purchase one share of our common stock at a price of USD$2.25 per share. All of the warrants will be exercisable before July 5, 2008.

We issued the securities to eighteen (18) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933 and to two (2) U.S. Accredited Investor (as this term is defined in Regulation D under the 1933 Act).

Item 9.01 Financial Statements and Exhibits.

10.1 Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED SKY RESOURCES INC.

By: /s/ Jeff Gillis

Jeff Gillis
President, Chief Executive Officer,
Chief Financial Officer, Treasurer, Secretary and Director

Date: July 6, 2006